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                                                                  Exhibit 10(22)


                           FOUNTAIN OIL INCORPORATED

                             EMPLOYMENT AGREEMENT


This agreement ("Agreement") is made this 12th day of October 1996, between FOUNTAIN OIL INCORPORATED, a Delaware, USA registered company (hereinafter referred to as the COMPANY) on the one part, and WHITFIELD FITZPATRICK (hereinafter referred to as the EMPLOYEE) on the other part, singly referred to as "Party" and jointly referred to as "Parties."

The Parties have agreed as follows:

1.   PERIOD/TERMINATION OF EMPLOYMENT.
     This agreement commences on the day first above written for an indefinite period; provided, however, that this Agreement can be terminated by either of the Parties, by one Party giving the other Party six months' prior written notice.

2.   POWERS AND DUTIES.
     The Company has employed the Employee to serve as General Counsel whose job description is attached hereto as Schedule A. The Employee in this position will be part of the executive team and report to the President & CEO, unless otherwise agreed upon. The Employee shall exercise such powers and perform such duties in relation to the business of the Company as may from time to time be vested in or assigned to him by the Company, and he shall comply with all reasonable direction from time to time given him by the Company that is in compliance with the applicable law.

3.   WORK LOCATION.
     a) The Employee will initially be located at the Company's offices in Asker, Norway. A later transfer to another location and/or position within the Company and its branches and/or subsidiary companies could happen in agreement between the two Parties. The Company will endeavor to accommodate the Employee's wishes as far as it is practicable possible in this respect. The Employee is relocated from Stavanger Norway.

     b) Employee's Point of Origin is deemed to be Geneva, Switzerland.

     c) In accordance with the Company travel policy at the time, the Employee and his near family limited to dependent children under 19 years old shall have the right, annually, to recover the return airfare cost and reasonable out of pocket expenses for travel to Employee's Point of Origin.

     d) In the even of relocation from one location to an other in accordance to new assignments, the Company will be responsible for payment of the cost for the Employee and his near family limited to include dependent children under 19 years old, possessions to be move. Quotations from at least three moving contractors shall be obtained by the Company.

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     d) In the event of termination of this Agreement for whatever reason, the
     Company shall be responsible for the cost of the Employee and his near family limited to include dependent children under 19 years old, and all reasonable possessions to be repatriated to the Employee's Point of Origin. Quotations from at least three moving contractors shall be obtained by the Company.

     e) The Company will pay for housing for the Employee and his family at Employee's place of relocation, at a rate agreed upon with management and in accordance with set policy at all times.

4.   CONFIDENTIAL INFORMATION.
     The Employee shall not either during the continuance of his employment hereunder or thereafter use to the detriment or prejudice of the Company or (except in the proper course of his duties hereunder) divulge to any person any trade secret or any other confidential information concerning the business or affairs of the Company which may have come to his knowledge during his employment hereunder.

5.   COMPANY INFORMATION.
     The Employee shall at all times promptly give to the Company all such information and explanations as it may require in connection with matters relating to his employment hereunder or relating to the business of the Company.

6.   PROPERTY OF THE COMPANY.
     The Employee shall promptly whenever required by the Company (and in any event upon the termination of his employment hereunder) deliver to the Company all lists of clients or customers, correspondence and all other documents, papers and records which may have been prepared by him or have come into his possession in the course of his employment hereunder, and the Employee shall not be entitled to and shall not retain any copy thereof. Title and copyright thereto shall vest in the Company. Title, copyrights or patents in relation thereto shall remain the property of the Company.

7.   REMUNERATION.
     The Employee shall be paid by way of remuneration for his services during employment hereunder a basic salary at the rate of US$ 150,000 per annum. Such salary shall be paid by equal monthly installments. This remuneration shall be reviewed by the Company on a yearly basis commencing on the first anniversary of the commencement day of this Agreement, or at the discretion of the Company.

     In addition the Company will, with effect from full time engagement assuming responsibilities as per job description, compensate for a Pension/Insurance package at the cost of 12.5% of basic salary. The local management of each company and/or Branch will determine the Group policies to be entered into bearing in mind the package should cover as a minimum
     (a) Life Insurance with death and disability of US $100,000 and (b) Income Protection with disability of US $1,500 per month index linked, starting after 6 months. Within the above framework, the Employee is free to decide how the remainder of the 12.5% allowance is to be used on (a) Pension (b) Life Insurance (c) Income protection (permanent health insurance) (d) Private Health Care and (e) Accident Insurance.

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     The Company reserves the right to review the 12.5% contribution against a
     Company Group package under development and as adopted policy at all times.

8.   OBLIGATIONS.
     a) TAXATION
     The Employee will be responsible for his personal taxes. The Company will assist in the filing of the taxes. The taxation will be in accordance to the Employee's country of residence, work location, point of origin, nationality and the Company's policy at all times.

     b)  EXPENSES
     The Company shall reimburse the Employee all reasonable traveling, hotel, entertainment and other out of pocket expenses that he may incur in the execution of his duties hereunder in accordance with a budget or extraordinary approved by the Company.

9.   BENEFITS.
     a) HOLIDAYS. In addition to Bank and other Public holidays the Employee shall be entitled to 25 working days holiday in every calendar year to be taken at such time or times as may be approved by the Company.

     b) SICKNESS/INJURY. The Company shall pay to the Employee Statutory Sick Pay (hereinafter referred to as SSP) in accordance with regulations prevailing in the country of residence. These payments will be supplemented by the Company up to full salary for the first 12 months of absence from work due to sickness or injury. From 13 months the Employee shall be entitled to disability payment as provided for under the Permanent Health Insurance package plus eventual personal and State support. Additional coverage from the one selected under the Company's 12.5% payment umbrella for the Employee, is his personal responsibility.

10.  SPECIAL TERMS.
     (a) COMPANY SHARE ALLOCATION PLAN

     The Employee is by signature of this Agreement eligible to participate in the Company Share Option plan with allocations of options in accordance to the at all times adopted management of such plan.


     b) TELEPHONE/FACSIMILE. The Company will pay for home telephones, mobile phone, and home facsimile on behalf of the Employee.

     c) MEMBERSHIP IN PROFESSIONAL ORGANIZATION/CLUBS. The Company will pay for membership fees in professional and social clubs that can and will improve the business in relation to the employment. Special approvement is needed if the membership exceeds $500 annually.

     d) NEWSPAPERS, MEDIA INFORMATION. The Company will pay for economical and technical publication needed for the business and two daily publications sent to the home of the Employee.

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11.  START UP DATE.
     The Employee will provide services on an hourly basis being compensation US$ 80 per hour until he is relieved from his present duties, which is estimated to terminate within 3-4 months. The Parties will agree upon a permanent start-up date within 3 months.



Signed,                                          Signed,
Date and Place,                                  Date and Place,
London, 12 October 1996                          London, 12 October 1996



/s/Whitfield Fitzpatrick                         /s/Oistein Nyberg
Employee,  Whitfield Fitzpatrick                 Company, Oistein Nyberg
                                                 President & CEO

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                                 SCHEDULE "A"

                      JOB DESCRIPTION FOR GENERAL COUNSEL

1.  GENERAL

Subject to the decisions, directors and guidelines given by the Board of Directors and by the management of the Company, General Counsel shall be responsible for the provision and supervision of general legal services and ancillary business requirements of the Company in its business ventures throughout the world. He shall be responsible for all Agreement formulations and be involved in the negotiations of the Company with other parties, and will report directly to the President & CEO.

In general his activities will be:
     - Legal advice to management.
     - Coordination and control of legal activity and contract negotiations.
     - Agreement and contract policies and formulation.
     - SEC and regulatory documentation review and formulation.
     - Stock protection and takeover strategy.

2.  PROFESSIONAL RESPONSIBILITIES AND DUTIES

a) Ensuring of corporate compliance with the laws of those jurisdictions in which the Company operates.

b) Provision of legal and general counseling services to employees, managers, executives and directors are required concerning the Company business.

c) Provision of solicitor services on contractual matters.

d) Involvement and direction of in general and significant litigation matters or settlement thereof;

e) The development and maintenance of informal contracts within the international legal community;

f) Liaison with outside counsel as required.

3.  PROFESSIONAL JUDGMENT RECOMMENDATIONS AND DUTIES

a) Make recommendations in a wide range of types of law and litigation to employees, executives, managers and directors;

b) Ongoing interaction with senior management and the board of directors of the Company'

c) participation in task forces or in ongoing committees or special project committees.

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4.  ADMINISTRATIVE RESPONSIBILITIES

a) Involvement in fiscal budgetary preparation;

b) Participation in strategic planning for the Company.

c) Development of the Company tax and liability structure.

d) Monitoring and advice of legal expenditures.

e) Supervise and provide in coordination with the CFO legal secretarial services for the Company corporate staff and directors as required.

f) Monitor Company's affiliates and subsidiaries and related minute books.

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WHITFIELD FITZPATRICK-EMPLOYMENT AGREEMENT

The employment agreement signed October 12, 1996, is hereby modified as follows:

(S) Point of hire is defined as Houston, Texas, USA.

          - If employee is transferred for less than a permanent period to the USA, employee shall receive the housing expense allowance and the annual leave credit from point of location to Oslo. If possible, annual leave should be taken in connection with business.

(S) Tax equalization/protection is not applicable for the position while employee position is Oslo, Norway.

(S) The employee is entitled to NOK 15000.00 per month to cover housing expenses, such figure will be adjusted annually and have a time limitation according to policy defined by management. The tax related to the benefit is the responsibility of the employee.

(S) The employee shall begin permanent work in February 1997, pending completion of work permit procedures and completion of moving of housing and personal effects.

The above addendum replaces the specific items in the employment agreement. The remainder of the other items in the agreement are not changes and remain in effect.

                                                 Date:  Asker 9 January 1997

/s/Oistein Nyberg                                /s/Whitfield Fitzpatrick
Oistein Nyberg                                   Whitfield Fitzpatrick

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